UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 2, 2003

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 2. Acquisition or Disposition of Assets

     On December 2, 2003 (the “Closing Date”), Vésper Holding, Ltd (“VHL”), a majority-owned subsidiary of QUALCOMM Incorporated (the “Company”), and QUALCOMM do Brasil Ltda. (“QdB”), a wholly-owned subsidiary of the Company, conveyed all of their rights, title and interest in and to the shares of capital stock of Vésper Holding S.A. and Vésper Holding São Paulo S.A. (collectively, the “Brazilian Holding Companies”), constituting all the issued and outstanding shares of capital stock of the Brazilian Holding Companies, to Embratel Particpações S.A. (“Embratel”), pursuant to that certain Share Purchase Agreement (the “SPA”) dated as of September 25, 2003 among VHL, QdB and Embratel. In addition to indirectly acquiring the shares of Vésper S.A. and Vésper São Paulo S.A. (the “Vésper Operating Companies”) held by the Brazilian Holding Companies, under the SPA Embratel also directly acquired on the Closing Date from VHL all of its rights, title and interest in and to all the remaining shares of capital stock of the Vésper Operating Companies. While the SPA provided for the payment by Embratel of nominal consideration in the total amount of approximately $1 U.S. for the shares of the Brazilian Holding Companies and Vésper Operating Companies, the Company and Embratel have separately agreed that no actual payment thereof was to be made, and no consideration for such shares was received. This price was determined by arms-length negotiations.

     Although under the SPA Embratel directly or indirectly acquired 100% of the shares of the Vésper Operating Companies, the Company has effectively retained, through a new wholly-owned subsidiary (“TowerCo”), ownership and control of the Vésper Operating Companies’ 622 existing communication towers and related interests in tower site property leases (“Vésper Towers”). The communication towers had a net book value of approximately $5 million at September 30, 2003. All other assets of the Vésper Operating Companies as of the Closing Date were included in the Embratel sales transaction. Concurrent with the closing of the transaction, the Vésper Operating Companies and TowerCo entered into a 10-year agreement (renewable at the Vésper Operating Companies’ option for up to two successive five year terms) whereby the Vésper Operating Companies will pay a monthly fee for use of aerial and ground space on the tower sites. Under this arrangement, the Company preserves the ability, and plans, to sell some or all of its interest in TowerCo and/or the tower sites (with assignment of the associated rights under the usage rights agreement).

     The Company provided approximately $6 million in the first quarter of fiscal 2004 to fund operations of the Vésper Operating Companies and additionally provided approximately $39 million in aggregate funding to or for the benefit of the Vésper Operating Companies on or before the Closing Date to facilitate the transaction. Such facilitation included enabling the Vésper Operating Companies to completely extinguish their existing local bank debt (at an agreed discount) and transfer ownership of the Vésper Towers to TowerCo free and clear of any local bank security interest. All other liabilities of the Vésper Operating Companies as of the Closing Date were included in the Embratel sales transaction. The Company expects to realize an estimated loss of $50 million to $60 million on the Embratel sales transaction in the first quarter of fiscal 2004.

     On November 19, 2002, QdB won bids to acquire personal mobile service (“SMP”) licenses in the state of São Paulo (excluding São Paulo metro), the state of Minas Gerais, and in the Northeast region of Brazil. Approximately $8 million of the approximate $82 million purchase price for the SMP licenses was paid in December 2002. The remaining Brazilian real-denominated obligation was financed by the Brazilian government at an interest rate of 12% per annum, plus an adjustment for inflation, payable in six equal annual installments starting in fiscal 2006. These SMP licenses with a net book value of approximately $103 million and a corresponding liability of approximately $111 million at September 30, 2003 were not included in the Embratel sales transaction. The Company has initiated the waiver and return of the SMP licenses to Anatel, the telecommunications regulatory agency in Brazil. The unaudited pro forma condensed consolidated financial information does not include the accounting for the return of the SMP licenses.

     Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, was issued in January 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 were effective immediately for all arrangements entered into after January 31, 2003. The Company has determined that the Vésper Operating Companies are variable interest entities; however, the Company is not the primary beneficiary of the Vésper Operating Companies. The Vésper Operating Companies will therefore not be consolidated in the Company’s consolidated financial statements after the Closing Date. However, numerous implementation issues and questions exist related to the application of FIN 46 and it is expected that the FASB will issue additional guidance that may clarify or revise FIN 46 as issued. The Company will continue to monitor guidance provided by the FASB to determine the effect, if any, FIN 46 will have on this transaction.

     None of the Company, its affiliates, the Company’s directors or officers, or any of its directors’ or officers’ associates has any material relationship with Embratel.

     In addition to the historical information contained herein, this Report contains forward-looking statements that are subject to risks and uncertainties. Such statements can be identified by the use of words such as “expects” or “plans” or similar expressions, and include statements regarding the Company’s plans to sell all or part of its interest in TowerCo, the estimated loss regarding the sale transaction that will be reported in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2004 and the estimated loss for the first quarter of fiscal 2004 related to the Vesper Operating Companies through the Closing Date. Actual results may differ substantially from those referred to herein due to a number of factors, including the process of negotiation regarding the sale of the Company’s interest in TowerCo, factors affecting the operating results of the Vésper Operating Companies as well as the other risks detailed from time to time in the Company’s SEC Reports, including the Company’s Annual Report on Form 10-K for the year ended September 28, 2003 (see Note (a) to unaudited pro forma condensed consolidated financial information).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired

     Not applicable

(b)	Pro forma financial information

(1)	Unaudited pro forma condensed consolidated financial information of QUALCOMM Incorporated.

	The following unaudited pro forma condensed consolidated financial information is being filed herewith:

		Page:

	Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2003	5

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended September 30, 2003	6

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	7

(c)	Exhibits

2.5	Embratel Share Purchase Agreement dated as of September 25, 2003, by and among Vésper Holding, Ltd., QUALCOMM do Brasil Ltda. and Embratel Particpações S.A. (1) (2)

(1)	Upon request by the Securities Exchange Commission, the Registrant will furnish a copy of any omitted schedule or similar attachment from this Exhibit.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

QUALCOMM Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands, except per share data)

ASSETS

	September 30, 2003 (a)

	Historical	Pro Forma Adjustments		Pro Forma (b)

Current assets:
Cash and cash equivalents	$2,045,094	$(47,828	)(c)	$1,997,266
Marketable securities	2,516,003	—		2,516,003
Accounts receivable, net	483,793	(21,930	)(d)	461,863
Finance receivables, net	5,795	—		5,795
Inventories, net	110,351	(7,579	)(e)	102,772
Deferred tax assets	611,536	—		611,536
Other current assets	176,192	(13,033	)(f)	163,159

Total current assets	5,948,764	(90,370)		5,858,394
Marketable securities	810,654	—		810,654
Finance receivables, net	181,622	—		181,622
Other investments	128,651	—		128,651
Property, plant and equipment, net	622,265	(98,620	)(g)	523,645
Goodwill, net	346,464	—		346,464
Deferred tax assets	406,746	1,478	(h)	408,224
Other assets	377,270	(7,980	)(f)	369,290

Total assets	$8,822,436	$(195,492)		$8,626,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$195,065	$(61,894	)(i)	$133,171
Payroll and other benefits related liabilities	141,000	(7,941	)(j)	133,059
Unearned revenue	174,271	(6,360	)(k)	167,911
Current portion of long-term debt	102,625	(102,537	)(l)	88
Other current liabilities	195,241	(4,428	)(m)	190,813

Total current liabilities	808,202	(183,160)		625,042
Unearned revenue	236,732	(65	)(k)	236,667
Long-term debt	123,302	(12,775	)(l)	110,527
Other liabilities	55,578	—		55,578

Total liabilities	1,223,814	(196,000)		1,027,814

Commitments and contingencies Minority interest in consolidated subsidiaries	50	—		50

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8,000 shares authorized; none outstanding at September 30, 2003	—	—		—
Common stock, $0.0001 par value; 3,000,000 shares authorized; 798,353 shares issued and outstanding at September 30, 2003	81	—		81
Paid-in capital	6,324,971	—		6,324,971
Retained earnings	1,297,289	(46,002)	(c) - (n)	1,251,287
Accumulated other comprehensive loss	(23,769)	46,510	(n)	22,741

Total stockholders’ equity	7,598,572	508		7,599,080

Total liabilities and stockholders’ equity	$8,822,436	$(195,492)		$8,626,944

See accompanying notes to unaudited pro forma condensed consolidated financial information.

QUALCOMM Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(In thousands, except per share data)

	Year Ended September 30, 2003 (a)

	Historical	Pro Forma Adjustments		Pro Forma (b)

Revenues:
Equipment and services	$2,985,760	$(123,112	)(o)	$2,862,648
Licensing and royalty fees	984,876	—		984,876

	3,970,636	(123,112)		3,847,524

Operating expenses:
Cost of equipment and services revenues	1,430,047	(161,714	)(p)	1,268,333
Research and development	523,267	—		523,267
Selling, general and administrative	534,915	(63,283	)(q)	471,632
Amortization of goodwill and other acquisition-related intangible assets	8,589	—		8,589
Asset impairment and related charges	194,258	(147,824	)(r)	46,434
Other	(30,675)	—		(30,675)

Total operating expenses	2,660,401	(372,821)		2,287,580

Operating income	1,310,235	249,709		1,559,944
Interest expense	(30,709)	21,337	(s)	(9,372)
Investment income, net	5,621	(42,756	)(t)	(37,135)

Income before income taxes	1,285,147	228,290		1,513,437
Income tax expense	(457,706)	(58,510	)(u)	(516,216)

Net income	$827,441	$169,780		$997,221

Net earnings per common share:
Basic	$1.05			$1.26

Diluted	$1.01			$1.22

Shares used in per share calculations:
Basic	789,586			789,586

Diluted	817,755			817,755

See accompanying notes to unaudited pro forma condensed consolidated financial information.

QUALCOMM Incorporated

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)	QUALCOMM Incorporated (the “Company”) operates and reports using a 52-53 week fiscal year ending on the last Sunday in September. As a result, the fiscal year ended September 28, 2003 included 52 weeks. For presentation purposes, the Company presents its fiscal years as ending on September 30.

(b)	The unaudited pro forma condensed consolidated balance sheet gives retroactive effect to the sale of shares of capital stock of Vésper Holding S.A. and Vésper Holding São Paulo S.A. (collectively, the “Brazilian Holding Companies”) to Embratel Particpações S.A. (“Embratel”) as if the sale had occurred as of September 30, 2003. The unaudited pro forma condensed consolidated statement of operations gives retroactive effect as if the sale had occurred as of the beginning of the period presented. Therefore, an estimated loss of $50 million to $60 million resulting from the Embratel sales transaction has not been included in this unaudited pro forma condensed consolidated statement of operations but will be reflected in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2004.

The Company provided cash of approximately $6 million in the first quarter of fiscal 2004 to fund operations of the wholly-owned subsidiaries of the Brazilian Holding Companies, Vésper S.A. and Vésper São Paulo S.A. (the “Vésper Operating Companies”). In addition to the estimated loss on the Embratel sales transaction, the Company expects to record an operating loss of approximately $5 million in the first quarter of fiscal 2004 related to the Vésper Operating Companies through the Closing Date. This use of cash and the estimated operating loss during the first quarter of fiscal 2004 are not considered in these unaudited pro forma condensed consolidated financial statements but will be reflected in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2004.

Although Embratel directly or indirectly acquired 100% of the shares of the Vésper Operating Companies, the Company has effectively retained, through a new wholly-owned subsidiary (“TowerCo”), ownership and control of the Vésper Operating Companies’ 622 existing communication towers and related interests in tower site property leases (“Vésper Towers”). The communication towers had a net book value of approximately $5 million at September 30, 2003. All other assets of the Vésper Operating Companies as of the Closing Date were included in the Embratel sales transaction. Concurrent with the closing of the transaction, the Vésper Operating Companies and TowerCo entered into a 10-year agreement (renewable at the Vésper Operating Companies’ option for up to two successive five year terms) whereby the Vésper Operating Companies will pay a monthly fee for use of aerial and ground space on the tower sites. Under this arrangement, the Company preserves the ability, and plans, to sell some or all of its interest in TowerCo and/or the tower sites (with assignment of the associated rights under the usage rights agreement).

(c)	Reflects the Vésper Operating Companies’ cash of $8 million to be acquired by Embratel and the net cash disbursement of $39 million to be paid by the Company to facilitate the Embratel sale transaction. Such facilitation included enabling the Vésper Operating Companies to completely extinguish their existing bank debt (at an agreed discount) and transfer ownership of the Vésper Towers to TowerCo free and clear of any local bank security interest.

(d)	Reflects receivables, net of reserves, to be sold to Embratel.

(e)	Reflects inventories to be sold to Embratel.

(f)	Reflects other current and non-current assets to be sold to Embratel, primarily comprised of refundable Value Added Tax (“VAT”) and deposits.

(g)	Reflects property and equipment, net of accumulated depreciation, to be sold to Embratel. The adjustment excludes communication towers with a net book value of approximately $5 million, which will be retained by the Company.

(h)	Reflects additional deferred tax assets to be generated by the net cash disbursement of $39 million to be paid by the Company to facilitate the Embratel sales transaction.

(i)	Reflects the settlement of certain accrued liabilities, with the remaining accounts payable of $47 million to be assumed by Embratel.

(j)	Reflects payroll and other related liabilities to be assumed by Embratel, primarily comprised of wages and bonuses.

(k)	Reflects deferred revenue, both current and non-current, that will not be recognized by the Company as revenue.

(l)	Reflects the settlement of $101 million of local bank debt and capital lease obligations, with the remaining capital lease obligations of $14 million to be assumed by Embratel.

(m)	Reflects current accrued liabilities to be assumed by Embratel, primarily comprised of VAT payable.

(n)	Reflects the recognition of the cumulative translation loss related to the Company’s investment in the Vésper Operating Companies.

(o)	Reflects the elimination of $123 million in revenues related to the Vésper Operating Companies.

(p)	Reflects the elimination of $162 million in cost of revenues related to the Vésper Operating Companies.

(q)	Reflects the elimination of $63 million in selling, general and administrative expenses related to the Vésper Operating Companies.

(r)	Represents an impairment charge of $148 million recorded by the Company in fiscal 2003, which would not have been incurred had the Brazilian Holding Companies been sold at the beginning of the period presented. The adjustment excludes $4 million related to the impairment of the communication towers as the Company has retained ownership and control of these assets.

(s)	Reflects interest expense incurred by the Vésper Operating Companies related to local bank debt and capital lease obligations.

(t)	Reflects $37 million of Vésper Operating Companies losses allocated to the minority interests and $6 million in interest income recognized by the Vésper Operating Companies.

(u)	Reflects the elimination of $59 million in income tax benefits that were recorded by the Company in fiscal 2003 primarily related to the write-off of loans to the Vésper Operating Companies, which would not have been realized in fiscal 2003 had the Brazilian Holding Companies been sold at the beginning of the period presented.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: December 17, 2003	By:	/s/ William E. Keitel
William E. Keitel
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.5	Embratel Share Purchase Agreement dated as of September 25, 2003, by and among Vésper Holding, Ltd., QUALCOMM do Brasil Ltda. and Embratel Particpações S.A.(1) (2)

(1)	Upon request by the Securities Exchange Commission, the Registrant will furnish a copy of any omitted schedule or similar attachment from this Exhibit.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003.